email	info@virtualmedicalcentre.com
phone	+61 (8) 9388 0344
fax	+61 (8) 9388 0611
mail	PO Box 1173, Osborne Pk
WA 6916

Dr Andrew Dean
St John of God
Subiaco
Perth  WA  6008
1st July 2007

RE:  Executive Director and Consulting agreement between Dr Andrew Dean and Virtual Medical Centre Ltd.

Dear Andrew,

I am pleased to confirm your position as a Director and Consultant to Virtual Medical Centre Ltd (ACN097593587).

The terms and conditions of your appointment are to be as follows and, in the event of any conflict between the terms of this letter of appointment and those of any other document, agreement of arrangement (whether referred to herein or not), I confirm that the terms of this letter of appointment are to prevail:

1.	Appointment:

As a Director and Consultant your performance will be reviewed in accordance with processes agreed by the Board from time to time. You agree to participate in such reviews.

Termination by either party requires 30 days written notice.

2.	Duties:

Your duties will include, but are not restricted to, participation in: Board Meetings, Strategy Development, partnership discussions, Capital raising processes, Revenue generating strategies, processes/ controls, and exit strategy.

3.	Independence and other interests:

You will act in the interests of the company as a whole. Any potential conflicts of interest, should they arise, will be made known to the Board of VMC.

email	info@virtualmedicalcentre.com
phone	+61 (8) 9388 0344
fax	+61 (8) 9388 0611
mail	PO Box 1173, Osborne Pk
WA 6916

4.	remuneration and Expenses:

A Director fee of $30,000 p.a plus GST plus a consulting fee of $46,000 p.a plus GST will be paid.

VMC will take out Directors and Officers Liability insurance on behalf of Andrew Dean

You are entitled to be paid other expenses you properly incur concerning VMC affairs, including but not limited to all expenses associated with travel, accommodation and incidentals.

5.	Access to Company Documents:

Under the Corporations Act, Directors have a right of access to financial records.

6.	Confidential Information:

All information obtained (under whatever circumstances) by yourself or VMC ( which includes all directors, office holders, employees, advisors or agents thereof) is confidential information of VMC and must not be released, either during your appointment or following termination (by whatever means) to third parties without prior clearance from VMC, or as required by law. Such information must only be used for the purpose of performing your duties and not for any other purpose. All such information must be returned to VMC upon termination of your appointment and, if requested by VMC, you must certify that you no longer have access to or records of any such information. The requirements of this clause shall not apply to any information that is in the public domain other than as a result of a breach by either Party of this and/or any other obligation of confidence between the parties.

Kind regards

Wayne Hughes
Managing Director

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